Exhibit 10.5

PATENT SECURITY AGREEMENT

Silicon Graphics, Inc., a Delaware corporation, Silicon Graphics Federal, Inc., a Delaware corporation, and Silicon Graphics World Trade Corporation, a Delaware corporation (collectively, “Grantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grant to Wells Fargo Foothill Capital, Inc., a California corporation, as agent for and representative of (in such capacity herein called “Secured Party”) the Bank Product Provider and the financial institutions (“Lenders”) party to that certain Third Amended and Restated Credit Agreement, entered into by and among the Grantor, Agent, and Lenders, dated as of October 24, 2005 ( the “Credit Agreement”), a continuing security interest in the following property:

(i) Each patent presently owned and listed on Schedule A hereto; and

(ii) All proceeds of the foregoing, including without limitation any claim by Grantor against third parties for damages (to the extent not effectively prohibited by an applicable and legally enforceable license agreement) by reason of past, present or future infringement of any patent now owned or hereafter owned by Grantor, in each case together with the right to sue for and collect said damages:

to secure performance of all Obligations of Grantor under the Creditor Agreement and as set out in that certain Intellectual Property Security Agreement dated as of October 24, 2005, by and among Grantor and Secured Party (the “Agreement”).

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the works of authorship, patents, patent registrations and recordings made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

All terms defined in the Agreement, whether by reference or otherwise, when used herein, shall have their respective meanings set forth therein, unless the context requires otherwise.

IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed as of October 24, 2005.

GRANTOR:

SILICON GRAPHICS, INC., a Delaware corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President, Treasurer

SILICON GRAPHICS FEDERAL, INC., a Delaware corporation

By:	/s/ Jeff Zellmer
Name:	Jeff Zellmer
Title:	Vice President

SILICON GRAPHICS WORLD TRADE CORPORATION, a Delaware corporation

By:	/s/ Warren Pratt
Name:	Warren Pratt
Title:	Executive Vice President

ACCEPTED BY SECURED PARTY:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

By:	/s/ Mara Vaisz
Name:	Mara Vaisz
Title:	Vice President